Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Unimin Corporation (to be renamed Covia Holdings Corporation) of our reports, dated March 13, 2018, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Fairmount Santrol Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
May 31, 2018